Exhibit 99.1

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Donna Owens Cox	Jason F. Thompson
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MeadWestvaco Sees Second Quarter 2006 Impacted by Consumer & Office

Business Developments and Corporate Items

Richmond, Virginia – July 24, 2006 – MeadWestvaco Corporation (NYSE: MWV) today announced results for the second quarter ended June 30, 2006 will be affected by weather-related disruptions and by more pronounced shifts in customer ordering patterns at its Consumer & Office Products business as well as by certain corporate items.

Second quarter 2006 sales volume for the Consumer & Office Products business is expected to be lower versus the year-ago quarter due to the timing of shipments moving from the second quarter into the third and fourth quarters of the year. This change in timing is the result of customers shifting their order patterns to later in the year as well as the impact of the northeast floods that occurred in late June, which resulted in the closure of the company’s Sidney, New York facility for three days at the end of the quarter. While full-year 2006 shipment volumes are expected to be in-line with last year, the combined effect of these developments will lower Consumer & Office Product’s second quarter 2006 segment operating income by approximately 50 percent versus the comparable year-ago period.

In the second quarter 2006, corporate and other costs will be impacted by charges for the permanent shutdown of the two previously-announced idled paperboard machines, charges for severance and other employee benefits and relocation as well as other one-time costs in conjunction with the company’s corporate and packaging transformation activities. Excluding these items, corporate and other costs will be approximately $50 million.

“The northeast floods, which were tragic for many of our employees, compounded the accelerating dynamic of key back-to-school and office product customers shifting their orders closer to peak seasonal sell-through times,” said John A. Luke, Jr., chairman and chief executive officer. “Further, as expected our Packaging operating profit will be higher than first quarter 2006 levels, but modestly below the comparable year-ago quarter. While our pricing and mix enhancement actions are gaining momentum, input costs remained challenging during the second quarter. However, with strong backlogs in bleached and coated board, we anticipate improved demand and better overall profitability year-over-year through the second half of 2006.”

About MeadWestvaco

MeadWestvaco is a global packaging company that delivers high-value packaging solutions and products to the world’s most recognized companies in the food and beverage, media and entertainment, personal care, cosmetic and healthcare industries. The company also has market-leading positions in its Consumer & Office Products, Specialty Chemicals and Specialty Papers businesses. MeadWestvaco, with operations in more than 29 countries, has been selected for the Dow Jones Sustainability Indexes, and manages all of its forestlands in accordance with internationally recognized forest certification standards. For more information, please visit www.meadwestvaco.com.

Forward-looking Statement

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s general and administrative cost reduction initiative; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation, currency movements and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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